PBF Energy Reports First Quarter 2016 Results, Declares Dividend of $0.30 Per Share

•	First quarter adjusted EBITDA loss of $5.2 million, excluding special items

•
First quarter adjusted fully-converted net loss per share of $0.65, based on adjusted fully-converted net loss of $66.5 million, excluding special items (GAAP loss per share of $0.30, based on GAAP net loss of $29.4 million)

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - April 28, 2016 - PBF Energy Inc. (NYSE:PBF) today reported a first quarter 2016 operating loss, excluding special items, of $64.5 million as compared to operating income of $151.2 million for the first quarter of 2015. Special items in the first quarter 2016 results include a net, non-cash, after-tax gain of $35.7 million, or $0.35 per share, lower-of-cost-or-market ("LCM") inventory adjustment which reduced the operating loss.

Adjusted fully-converted net loss for the first quarter 2016, excluding special items, was $66.5 million, or $0.65 per share on a fully exchanged, fully diluted basis, as described below, compared to adjusted fully-converted net income of $79.3 million, or $0.87 per share, for the first quarter 2015. On a GAAP basis, the company reported a first quarter 2016 net loss of $23.3 million, and net loss attributable to PBF Energy Inc. of $29.4 million or $0.30 per share. This compares to GAAP net income of $103.1 million, and net income attributable to PBF Energy Inc. of $87.3 million or $1.04 per share for the first quarter 2015. PBF Energy's financial results reflect the consolidation of the financial results of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 53.7% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's CEO, said, “There were many obstacles for the refining sector during the first quarter. The high refining capacity utilization in 2015 lead to elevated product inventories going into 2016 which resulted in reduced margins for most regions in the United States in the first quarter. Additionally, there was significant crude price volatility during the quarter and crude differentials tightened. With that backdrop, the Toledo and Chalmette refineries operated well in a seasonally low market environment. The East Coast experienced approximately two weeks of unplanned downtime at Delaware City as a result of a storm-related loss of power in late January and given the prevailing market conditions, we elected to move forward the Delaware City coker and hydrocracker turnarounds. As a result of the downtime and turnaround, our ability to convert our typically advantaged slate of heavy and medium crudes into saleable clean products was diminished and resulted in a higher yield of low-value products.”

Mr. Nimbley continued, “Looking forward, margins have rebounded from the first quarter lows and crude oil differentials have improved. Fundamentals are supportive of a strong summer driving season with positive indicators in terms of high consumer demand and year-over-year increases in vehicle miles traveled. Delaware City emerged from its turnaround at the beginning of the month and we are focused on the safe, reliable and environmentally responsible operation of all our assets. We look forward to delivering strong results from our four existing assets and to adding a fifth asset as we expect the previously announced Torrance refinery acquisition to close in the second quarter.”

Previously announced Torrance Refinery acquisition
On September 30, 2015, PBF announced that its subsidiary signed a definitive agreement to purchase the 155,000 barrel per day Torrance refinery, and related logistics assets, from ExxonMobil. The purchase price for the assets is

$537.5 million, plus working capital to be valued at closing. The Torrance transaction is expected to close in the second quarter of 2016, subject to customary closing conditions and regulatory approvals. The refinery will be restored to full working order prior to close.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on May 31, 2016, to holders of record as of May 13, 2016.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, April 28, 2016, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (877) 876-9177 or (785) 424-1666, conference ID: PBFQ116. The audio replay will be available two hours after the end of the call through May 14, 2016, by dialing (800) 688-7036 or (402) 220-1346.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; satisfaction of the conditions to the closing of the Torrance acquisition and the possibility that the Torrance acquisition will not close; timing of the completion of the Torrance acquisition; the company's plans for financing the Torrance acquisition; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware, New Jersey, Ohio and Louisiana. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 49.5% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$2,800,185	$2,995,136

Costs and expenses:
Cost of sales, excluding depreciation	2,412,095	2,502,215
Operating expenses, excluding depreciation	299,999	237,118
General and administrative expenses	37,582	36,046
Gain on sale of assets	—	(359)
Depreciation and amortization expense	55,933	47,706
	2,805,609	2,822,726

(Loss) income from operations	(5,424)	172,410

Other income (expenses):
Change in fair value of catalyst leases	(2,885)	2,039
Interest expense, net	(37,527)	(22,192)
(Loss) income before income taxes	(45,836)	152,257
Income tax (benefit) expense	(22,500)	49,138
Net (loss) income	(23,336)	103,119
Less: net income attributable to noncontrolling interests	6,052	15,798
Net (loss) income attributable to PBF Energy Inc.	$(29,388)	$87,321

Net (loss) income available to Class A common stock per share:
Basic	$(0.30)	$1.04
Diluted	$(0.30)	$1.00
Weighted-average shares outstanding-basic	97,809,384	84,278,071
Weighted-average shares outstanding-diluted	97,809,384	91,669,101

Dividends per common share	$0.30	$0.30

Adjusted fully-converted net (loss) income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net (loss) income	$(30,862)	$91,978
Adjusted fully-converted net (loss) income per fully exchanged, fully diluted share	$(0.30)	$1.00
Adjusted fully-converted shares outstanding - diluted	102,765,801	91,669,101

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended
RECONCILIATION OF NET (LOSS) INCOME TO		March 31,
ADJUSTED FULLY-CONVERTED NET (LOSS) INCOME (Note 1)		2016	2015

Net (loss) income attributable to PBF Energy Inc.		$(29,388)	$87,321
Add:	Net (loss) income attributable to the noncontrolling interest (Note 2)	(2,441)	7,788
Less:	Income tax benefit (expense) (Note 3)	967	(3,131)
Adjusted fully-converted net (loss) income		$(30,862)	$91,978
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	(59,063)	(21,208)
Less:	Recomputed income taxes on special items (Note 5)	23,389	8,526
Adjusted fully-converted net (loss) income excluding special items (Note 4)		$(66,536)	$79,296

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 6)		97,809,384	91,669,101
Conversion of PBF LLC Series A Units (Note 7)		4,956,417	—
Fully-converted shares outstanding - diluted		102,765,801	91,669,101

Adjusted fully-converted net (loss) income (per fully exchanged, fully diluted shares outstanding)		$(0.30)	$1.00

Adjusted fully-converted net (loss) income excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$(0.65)	$0.87

		Three Months Ended
RECONCILIATION OF (LOSS) INCOME FROM OPERATIONS TO		March 31,
(LOSS) INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2016	2015

(Loss) income from operations		$(5,424)	$172,410
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	(59,063)	(21,208)
(Loss) income from operations excluding special items (Note 4)		$(64,487)	$151,202

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended
		March 31,
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA		2016	2015

Net (loss) income		$(23,336)	$103,119
Add:	Depreciation and amortization expense	55,933	47,706
Add:	Interest expense, net	37,527	22,192
Add:	Income tax (benefit) expense	(22,500)	49,138
EBITDA		$47,624	$222,155
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	(59,063)	(21,208)
EBITDA excluding special items (Note 4)		$(11,439)	$200,947

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

EBITDA		$47,624	$222,155
Add:	Stock based compensation	3,350	2,955
Add:	Net non-cash change in fair value of catalyst leases	2,885	(2,039)
Add:	Non-cash LCM inventory adjustment (Note 5)	(59,063)	(21,208)
Adjusted EBITDA		$(5,204)	$201,863

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	March 31,	December 31,
	2016	2015

Cash, cash equivalents and marketable securities	$974,729	$1,178,578
Inventories	1,229,299	1,174,272
Total assets	6,188,803	6,105,124
Total long-term debt	1,845,902	1,840,355

Total equity	$2,038,890	$2,095,857
Special Items (Note 4)
Add: Net non-cash LCM inventory adjustment (Note 5)	(59,063)	427,226
Add: Change in tax receivable agreement liability (Note 4)	—	(18,150)
Less: Recomputed income taxes on special items (Note 5)	23,389	(161,994)
Net impact of special items to equity	$(35,674)	$247,082
Total equity excluding special items (Note 4)	$2,003,216	$2,342,939

Net debt to capitalization ratio	30%	24%
Net debt to capitalization ratio, excluding special items	30%	22%
Total debt to capitalization ratio	48%	47%
Total debt to capitalization ratio, excluding special items	48%	44%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows (used in) provided by operations	$(20,597)	$132,505
Cash flows used in investing activities	(145,879)	(48,107)
Cash flows used in financing activities	(37,523)	(32,791)
Net (decrease) increase in cash and cash equivalents	(203,999)	51,607
Cash and cash equivalents, beginning of period	944,320	397,873
Cash and cash equivalents, end of period	$740,321	$449,480
Marketable securities	234,408	234,939
Net cash, cash equivalents and marketable securities	$974,729	$684,419

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended March 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$2,800,185	$36,549	$—	$(36,549)	$2,800,185
Depreciation and amortization	52,596	1,640	1,697	—	55,933
(Loss) income from operations	4,967	26,323	(36,714)	—	(5,424)
Interest expense, net	972	7,229	29,326	—	37,527
Capital expenditures (Note 14)	139,600	439	5,700	—	145,739

	Three Months Ended March 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$2,995,136	$32,846	$—	$(32,846)	$2,995,136
Depreciation and amortization	43,030	1,633	3,043	—	47,706
Income (loss) from operations	188,085	19,717	(35,392)	—	172,410
Interest expense, net	3,956	1,955	16,281	—	22,192
Capital expenditures	124,468	76	1,185	—	125,729

	Balance at March 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$5,165,674	$433,579	$614,004	$(24,454)	$6,188,803

	Balance at December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$5,087,554	$422,902	$618,617	$(23,949)	$6,105,124

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel) (Note 10)	2016	2015
Dated Brent Crude	$34.24	$54.29
West Texas Intermediate (WTI) crude oil	$33.45	$48.49
Light Louisiana Sweet (LLS) crude oil	$35.34	$52.84
Crack Spreads:
Dated Brent (NYH) 2-1-1	$11.18	$15.76
WTI (Chicago) 4-3-1	$8.83	$15.45
LLS (Gulf Coast) 2-1-1	$8.71	$13.61
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$0.79	$5.80
Dated Brent less Maya (heavy, sour)	$8.04	$10.14
Dated Brent less WTS (sour)	$0.94	$6.79
Dated Brent less ASCI (sour)	$4.27	$5.58
WTI less WCS (heavy, sour)	$11.34	$11.80
WTI less Bakken (light, sweet)	$1.56	$5.13
WTI less Syncrude (light, sweet)	$(4.44)	$(0.68)
Natural gas (dollars per MMBTU)	$1.98	$2.81

Key Operating Information
Production (barrels per day (bpd) in thousands)	655.9	465.4
Crude oil and feedstocks throughput (bpd in thousands)	650.1	467.8
Total crude oil and feedstocks throughput (millions of barrels)	59.2	42.1
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$4.99	$10.57
Refinery operating expense per barrel of throughput (Note 12)	$5.01	$5.54
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	14%	15%
Medium	50%	46%
Light	23%	27%
Other feedstocks and blends	13%	12%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	49%
Distillates and distillate blendstocks	31%	34%
Lubes	1%	1%
Chemicals	4%	3%
Other	16%	13%
Total yield	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
	2016	2015
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day (bpd) in thousands)	312.2	320.5
Crude oil and feedstocks throughput (bpd in thousands)	316.2	325.7
Total crude oil and feedstocks throughput (millions of barrels)	28.8	29.3
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$4.26	$8.92
Refinery operating expense per barrel of throughput (Note 12)	$5.18	$5.54
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	9%	22%
Medium	66%	46%
Light	10%	16%
Other feedstocks and blends	15%	16%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	48%
Distillates and distillate blendstocks	26%	33%
Lubes	3%	2%
Chemicals	2%	2%
Other	21%	13%
Total yield	99%	98%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	160.1	144.9
Crude oil and feedstocks throughput (bpd in thousands)	157.7	142.1
Total crude oil and feedstocks throughput (millions of barrels)	14.4	12.8
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$4.12	$14.36
Refinery operating expense per barrel of throughput (Note 12)	$4.93	$5.56
Crude and feedstocks (% of total throughput) (Note 13):
Medium	40%	45%
Light	57%	53%
Other feedstocks and blends	3%	2%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	51%
Distillates and distillate blendstocks	37%	37%
Chemicals	6%	5%
Other	7%	9%
Total yield	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
	2016	2015
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	183.6	N/A
Crude oil and feedstocks throughput (bpd in thousands)	176.2	N/A
Total crude oil and feedstocks throughput (millions of barrels)	16.0	N/A
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$7.07	N/A
Refinery operating expense per barrel of throughput (Note 12)	$4.80	N/A
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	37%	N/A
Medium	29%	N/A
Light	17%	N/A
Other feedstocks and blends	17%	N/A
Total throughput	100%	N/A
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	N/A
Distillates and distillate blendstocks	32%	N/A
Chemicals	6%	N/A
Other	15%	N/A
Total yield	101%	N/A

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$38,855	$0.66	$216,328	$5.14
Less: Affiliate revenues of PBFX	(36,549)	(0.62)	(30,565)	(0.73)
Add: Affiliate cost of sales of PBFX	2,661	0.05	3,740	0.09
Add: Refinery operating expenses	296,639	5.01	233,377	5.54
Add: Refinery depreciation	52,596	0.89	43,216	1.03
Gross refining margin	$354,202	$5.99	$466,096	$11.07
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(59,063)	(1.00)	(21,208)	(0.50)
Gross refining margin excluding special items (Note 4)	$295,139	$4.99	$444,888	$10.57

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between adjusted fully-converted and U.S. GAAP results are explained in footnotes 2 through 7.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the Company's statutory corporate tax rate of approximately 39.6% and 40.2% for the 2016 and 2015 periods, respectively, applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market adjustment (LCM). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. In addition, the special items shown in the 2015 balance sheet include changes in the tax receivable agreement liability reflecting a benefit attributable to changes in our obligation under the tax receivable agreement due to factors outside of our control such as changes in tax rates. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) During the first quarter of 2016, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of approximately $59.1 million reflecting the change in the lower of cost or market inventory reserve from $1,117.3 million at December 31, 2015 to $1,058.3 million at March 31, 2016. During the three months ended March 31, 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax charge of $21.2 million reflecting the change in the lower of cost or market inventory reserve from $690.1 million at December 31, 2014 to $668.9 million at March 31, 2015.The net impact of these LCM inventory adjustments are included in the Refining segment's operating income, but are excluded from the operating results presented in the table in order to make such information comparable between periods. Income taxes related to the net LCM adjustment were recalculated using the Company's statutory corporate tax rate of approximately 39.6% and 40.2%, respectively, for the three months ended March 31, 2016 and 2015.

(6) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive). Common stock equivalents excludes the effects of warrants and options to purchase 4,945,360 and 2,869,500 shares of PBF Energy Class A common stock because they are anti-dilutive for the three months ended March 31, 2016 and March 31, 2015, respectively.

(7) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above if not included in the diluted weighted-average shares outstanding as described in footnote 6 above.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of March 31, 2016, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio and New Orleans, Louisiana. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal, the Toledo Truck Terminal, the DCR West Rack, the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack. Prior to the PBFX's initial public offering and subsequent acquisitions, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City and Toledo refineries. The assets did not generate third party or intra-entity revenue, other than certain intra-entity revenue recognized by the Delaware City Products Pipeline and Truck Rack, and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The Refining segment includes capital expenditures of $2.7 million for the working capital settlement related to the acquisition of the Chalmette refinery that was finalized in the first quarter of 2016.